                                                                      EXHIBIT 99

                      [CITIZENS FIRST BANCORP, INC. LOGO]

For Immediate Release:                      Contact Marshall Campbell, Chairman
                                            Citizens First Bancorp, Inc.
                                            (810) 987-8300


                          CITIZENS FIRST BANCORP, INC.
                     ANNOUNCES $0.09 PER SHARE CASH DIVIDEND

         PORT HURON, MICHIGAN, JANUARY 27, 2004. Citizens First Bancorp, Inc. (the "Company") (Nasdaq: CTZN), the holding company for two Michigan banks, Citizens First Savings Bank and Metrobank, today announced that on January 22, 2004 the Company's Board of Directors declared a quarterly cash dividend of $0.09 per share. The dividend is expected to be paid on February 18, 2004 to stockholders of record on February 6, 2004.

         The vision of Citizens First is "To Be First"...in the minds of its customers, the value of its products, the quality of service, and in the fabric of its communities. Headquartered in Port Huron, Citizens First Bancorp, Inc., through its subsidiaries, Citizens First Savings Bank and Metrobank, currently offers a complete array of banking and financial services and serves its customers through 20 full service banking offices in St. Clair, Sanilac, Huron, Lapeer, Macomb and Oakland counties. Visit Citizens First on the web at www.cfsbank.com.

         Statements contained in this news release may be forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of such words as "intend," "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Such forward-looking statements are based on current expectations, but may differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, which are incorporated into this press release by reference. Other factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Bank's market area, changes in relevant accounting principles and guidelines and other factors over which management has no control. The forward-looking statements are made as of the date of this release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.



                                       4